UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2009

COMMUNITY BANKERS TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32590	20-2652949
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4235 Innslake Drive, Suite 200
Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 934-9999
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 18, 2009, the stockholders of Community Bankers Trust Corporation (the “Company”) approved the Community Bankers Trust Corporation 2009 Stock Incentive Plan (the “Plan”). The Plan authorizes the Compensation Committee of the Company’s Board of Directors (the “Committee”) to grant restricted stock awards, stock options in the form of incentive stock options and nonstatutory stock options, stock appreciation rights and other stock-based awards to employees and directors of the Company. The Plan makes available up to 2,650,000 shares of the Company’s common stock for issuance in the form of awards to Plan participants.
     The purpose of the Plan is to further the long-term stability and financial success of the Company by attracting and retaining employees and directors through the use of stock incentives and other rights that promote and recognize the financial success and growth of the Company. The Company believes that ownership of Company stock will stimulate the efforts of such employees and directors by further aligning their interests with the interests of the Company’s stockholders.
     The maximum number of shares with respect to which stock options, restricted stock awards, stock appreciation rights or other stock-based awards may be granted in any calendar year to any participant is 500,000 shares. In addition, no more than 1,500,000 shares may be issued in connection with the exercise of incentive stock options, which are eligible for more favorable tax treatment. To date, no stock options, restricted stock awards, stock appreciation rights or other stock-based awards have been granted under the Plan.
     The Committee has the power to select Plan participants and to grant awards on terms that the Committee considers appropriate; however, any award made to a Committee member must be approved by the Board of Directors. In addition, the Committee has the authority to interpret the Plan, to adopt, amend or waive rules or regulations for the Plan’s administration, and to make all other determinations for administration of the Plan.
     The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is being filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.
Item 8.01 Other Events.
     On June 24, 2009, the Company issued a press release reporting the results of its annual meeting of stockholders and the conversion of its Georgia operations. The press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Community Bankers Trust Corporation 2009 Stock Incentive Plan

99.1	Press release issued June 24, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION (Registrant)
Date: June 24, 2009	By:	/s/ Bruce E. Thomas
Bruce E. Thomas
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Community Bankers Trust Corporation 2009 Stock Incentive Plan

99.1	Press release issued June 24, 2009